UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2012

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 5, 2012, Entertainment Properties Trust (the “Company”) issued a Notice of Redemption (the “Notice of Redemption”) to the registered holders of the Company’s 7.375% Series D Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”), notifying such holders of the Company’s intent to redeem all of the outstanding Series D Preferred Shares on November 5, 2012 for a redemption price of $25.00 per share, plus $0.18 per share (the amount equal to all dividends accrued and unpaid thereon through the redemption date).

On October 5, 2012, the Company issued a press release regarding the Notice of Redemption.

The Notice of Redemption is attached hereto as Exhibit 99.1 and the related press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notice of Redemption dated October 5, 2012 issued by Entertainment Properties Trust

99.2	Press Release dated October 5, 2012 issued by Entertainment Properties Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Mark A. Peterson
Senior Vice President, Treasurer and Chief Financial Officer

Date: October 5, 2012

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Notice of Redemption dated October 5, 2012 issued by Entertainment Properties Trust

99.2	Press Release dated October 5, 2012 issued by Entertainment Properties Trust